CERTIFICATE OF INCORPORATION

                                        OF

                             DQE CAPITAL CORPORATION


             THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

             1:   The name of the corporation is  DQE Capital Corporation (the
   "Corporation").

             2: The address of the Corporation's registered office in the State of Delaware is 1105 North Market Street, Suite 1300, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Delaware Corporate Management, Inc.

             3: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

             4: The total number of shares of capital stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, all of which are to be of $1.00 par value per share and of one class, which class is hereby designated as Common Stock.

             5:   The name and mailing address of the Sole Incorporator of the
   Corporation is David R. High, 411 Seventh Ave., Floor 16-006, Pittsburgh, PA 15219.

             6: The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are not inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (A) The election of officers may be conducted in any manner the By-Laws provide, and need not be by written ballot.

                  (B) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

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             7:   (a)  No  director  of  the Corporation  shall  be personally liable for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Delaware, as in effect at the effective date of this
   Certificate  of  Incorporation or  as  thereafter amended.    No amendment,
   modification or repeal of this paragraph (a) shall eliminate or limit the protection afforded by this paragraph (a) to a director with respect to any act or omission occurring before the effective date thereof.

                  (b) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an "Action"), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses (including attorneys' fees) and against judgments, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such Action or any appeal therein.

                       (2) The Corporation shall pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

                       (3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (b) to current and/or former employees, agents and other representatives of the Corporation (each person entitled to benefits under this paragraph (b) being hereinafter sometimes called an "Indemnified Person").

                       (4)  All  rights   to   indemnification  and   to   the
   advancement of expenses granted under or pursuant to this paragraph (b) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (b) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Actions commenced after the effective date of this Certificate of Incorporation, whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this paragraph (b) shall affect any rights or obligations theretofore existing.


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                                      3


                       (5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any Person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this paragraph (b). As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (A) under any policy of insurance purchased and maintained on his behalf by the Corporation or (B) from any other entity or enterprise served by such person.

                       (6) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this paragraph (b) shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

                       (7) The indemnification and advancement of expenses provided by, or granted pursuant to this paragraph (b) shall not be deemed exclusive of any other rights to which any Indemnified Party may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                       (8) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this paragraph (b), such rules and regulations, if any, to be set forth in the By-Laws of the Corporation or in a resolution of the Board of Directors.

             8: The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

             IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinabove named, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorporation this 23rd day of April, 1999.
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                                               /s/ David R. High
                                              --------------------------
                                              David R. High, Incorporator